UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2012 (August 17, 2012)

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its Certificate of Incorporation)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Centre 5400 LBJ Freeway, Suite 450 Dallas, TX	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 451-6750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 17, 2012, Aventine Renewable Energy Holdings, Inc. (the “Company”), along with each of its subsidiaries (the Company and its subsidiaries, collectively, the “Loan Parties”), entered into a Restructuring Agreement (the “Restructuring Agreement”) with 100% of the lenders under the Existing Credit Agreement (as defined below) (the “Existing Lenders”) and certain stockholders of the Company beneficially holding at least a majority of the Company’s issued and outstanding common stock (the “Majority Stockholders”). Pursuant to the Restructuring Agreement, the Existing Lenders, the Loan Parties and the Majority Stockholders agreed to a restructuring of the indebtedness and capital stock of the Company and the other Loan Parties (the “Restructuring”), subject to the terms and conditions described in the Restructuring Agreement and in the term sheet (the “Restructuring Term Sheet”) attached thereto as Exhibit A, as well as the execution of definitive documentation. The Restructuring will be accomplished as follows:

Amended Term Loan Facility

The Senior Secured Term Loan Credit Agreement dated as of December 22, 2010 (as amended from time to time, the “Existing Credit Agreement”) with Citibank, N.A., as administrative agent and collateral agent (the “Existing Agent”), would be amended (such amendment, the “Amended Term Loan Facility”) to (i) provide for a new term loan in the principal amount of $30,000,000 (the “New Term Loan”) made by all or certain of the Existing Lenders (the “New Term Loan Lenders”), (ii) reinstate $100,000,000 in principal amount of the term loans made under the Existing Agreement, including all principal, interest, capitalized interest, fees and expenses (the “Existing Term Loan”), (iii) convert into common stock of the Company the remaining principal balance of the Existing Term Loan, in the approximate amount of $135,000,000 (less any proceeds received as a result of the Buy-In Right (as defined below)), (iv) permanently waive the defaults specified in the Forbearance Agreement dated as of July 27, 2012 (the “Forbearance Agreement”) and reset certain covenants in the Existing Credit Agreement and (v) incorporate the other terms described below.  Each Existing Lender would receive its pro rata share of the reinstated portion of the Existing Term Loan and the common stock issued in exchange for the cancellation of the balance of the Existing Term Loan.

The New Term Loan would mature four years from the Closing Date (as defined below) and bear interest at 12% per annum, payable in cash. On the Closing Date, each of the New Term Loan Lenders would have fully earned a nonrefundable fee equal to 3% of each New Term Loan Lender’s portion of the New Term Loan, which fee would be paid in kind by being added to the principal amount of the New Term Loan. Also on the Closing Date, each New Term Loan Lender would have fully earned an additional nonrefundable exit fee equal to 3% of each New Term Loan Lender’s portion of the New Term Loan, which fee would be payable in cash to the holders of such New Term Loan Lender’s portion of the New Term Loan on the earlier of the maturity date or the prepayment in full of the New Term Loan. The collateral for the New Term Loan would be the same as that for the Existing Term Loan.

The reinstated portion of the Existing Term Loan would mature five years from the Closing Date and bear interest payable in kind at a rate of 15% per annum or payable in cash at a rate of 10.5% per annum, at the Company’s option. The collateral for the reinstated portion of the Existing Term Loan would be the same as that for the Existing Term Loan.

The New Term Loan would have (i) priority over the reinstated portion of the Existing Term Loan with respect to any and all payments (other than payments of cash interest prior to the occurrence of an event of default), including (without limitation) prepayments or proceeds received or realized prior to or after the occurrence of an event of default, and (ii) voting control with respect to the exercise of remedies and certain other matters.

New Equity

Common stock would be issued to the Existing Lenders pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 (“Rule 506”) of Regulation D thereunder in exchange for the cancellation of approximately $135,000,000 in principal amount of the Existing Term Loan and would equal 92.5% of the issued and outstanding common stock of the Company, on a fully diluted basis as of the Closing Date (the “New Equity”). As used herein, “fully diluted basis” refers to the issued and outstanding shares of the Company’s common stock on a fully-diluted basis, excluding unexercised warrants issued in 2010 to purchase shares of common stock and shares of common stock held in treasury.  As described in the following paragraph below, pursuant to the Buy-In Right eligible stockholders would have the right to purchase shares of the Company’s common stock, thereby reducing the amount of shares issued to the Existing Lenders; proceeds from the Buy-In Right would be paid to the Existing Lenders to reduce outstanding amounts under the Existing Term Loan.  In addition to the foregoing, the

New Equity issued to the Existing Lenders would be subject to dilution as a result of, among other things, the exercise of the Warrants (as defined below) and the Management Incentive Plan (as defined below).

Arrangements for Existing Stockholders

Existing stockholders and holders of rights to acquire stock of the Company would retain 7.5% of the issued and outstanding common stock of the Company, on a fully diluted basis, immediately after giving effect to the issuance of the New Equity (the “Retained Equity”).  The Retained Equity would be subject to further dilution as a result of, among other things, the exercise of the Warrants and the Management Incentive Plan.

In accordance with Rule 506, existing stockholders of the Company that are accredited investors would be offered the right to buy on the Closing Date, on a pro rata basis, up to $50,000,000 of the Company’s common stock at a $146,000,000 valuation (the “Buy-In Right”), with such proceeds repaying the Existing Term Loan and reducing the New Equity otherwise distributable to the Existing Lenders. The Buy-In Right would permit existing stockholders to acquire up to 34% of the issued and outstanding common stock of the Company, on a fully diluted basis (subject to adjustment for, among other things, the exercise of the Warrants and the Management Incentive Plan).

Existing stockholders of the Company would also be issued, without payment therefor, five year warrants exercisable for 25% of the issued and outstanding common stock of the Company, on a fully diluted basis (subject to adjustment for, among other things, the Management Incentive Plan), and exercisable at a $146,000,000 valuation (the “Warrants”). If a Warrant holder is an accredited investor, the Warrants (when “in-the-money”) would be immediately exercisable in reliance upon Rule 506.  If a Warrant holder is not an accredited investor, the Warrants would not be exercisable until the later of the one year anniversary date of issuance and the date a registration statement under the Securities Act covering the issuance of the underlying shares of common stock is declared effective (and provided that the Warrants are then “in-the-money”). The estimated strike price per share for the shares underlying the Warrants is $61.75 per share, or $1.23 per share before the reverse stock split described below.

In the event the Buy-In Right and the Warrant issuance cannot be structured in accordance with the foregoing terms and conditions due to applicable securities laws, the transactions would be restructured, subject to the approval of the Existing Lenders, in a manner that would have substantially the same economic and commercial effect on the parties to the Restructuring Agreement.

Registration Rights Agreement

The Company would enter into a customary registration rights agreement for the benefit of the Existing Lenders, the existing stockholders that receive New Equity, and the Warrant holders; provided that demand and registration rights would require the affirmative approval of the holders of a majority of the issued and outstanding common stock of the Company.  Any management or underwriter “cutbacks” would be allocated pro rata among all participating stockholders.

Management Incentive Plan

The Company’s reconstituted Board of Directors would adopt a new Management Incentive Plan (the “Management Incentive Plan”) as early as possible following the Closing Date.

Board of Directors

The new Board of Directors would consist of the Company’s CEO, three independent directors selected by the Existing Lenders and one independent director selected by the existing stockholders of the Company.

Reverse Stock Split

Upon the closing of the Restructuring, the Company would effectuate the reverse stock split that is expected to result in one new share being issued for 50 existing shares.  Stockholders that would otherwise be entitled to fractional shares would receive cash in lieu of stock for such fractional shares.

Closing Date

The Closing Date of the Restructuring (the “Closing Date”) will be such date as all the conditions set forth in the Restructuring Term Sheet, the Amended Term Loan Facility, the Amended ABL Facility (as defined below) and all documentation related to the equity issuances described above have been satisfied; provided, however, that the Restructuring Agreement automatically terminates on the earlier of the Closing Date, September 30, 2012 or the expiration date of the Forbearance Agreement, as may be extended from time to time, including pursuant to the Restructuring Agreement, which extends the existing forbearance period from September 7, 2012, as previously reported, to September 30, 2012, subject to no termination event under the Forbearance Agreement occurring prior to such date and the Company entering into an extension of the forbearance period under the ABL Forbearance Agreement (as defined below).

Closing Conditions

The closing of the Restructuring is subject to the satisfaction or waiver of a number of customary closing conditions, including satisfactory definitive documentation, in each case to be satisfied on or prior to the Closing Date.

In addition, each Existing Lender is obligated to fund any portion of the New Term Loan only if it receives all of its required internal credit approvals (each such Existing Lender, upon obtaining such internal credit approvals and committing to fund a portion of the New Term Loan, being deemed a New Term Loan Lender).  It is expected that, subject to receipt of such internal credit approvals, each New Term Loan Lender would commit to fund a pro rata portion of the New Term Loan, corresponding to its ownership of the Existing Term Loan. Any changes to such expected allocations would be approved by all of the Existing Lenders.

Amended ABL Facility

The restructuring also contemplates that the Amended and Restated Credit Agreement dated as of July 20, 2011 (as amended from time to time, the “Existing ABL Facility”) with Wells Fargo Capital Finance, LLC, as administrative agent, collateral agent and sole lender  (the “ABL Agent”), would be amended (such amendment, the “Amended ABL Facility”) to, among other things, (i) provide for a reduced commitment of $30,000,000, with the ability to increase the facility to $50,000,000 pursuant to an uncommitted incremental facility, (ii) permanently waive the defaults specified in the Amendment Number Three to Revolving Credit Agreement and Forbearance Agreement  dated as of July 27, 2012 (the “ABL Forbearance Agreement”) and reset certain covenants in the Existing ABL Facility and (iii) incorporate certain other terms described in the Restructuring Term Sheet.  However, in the event that the ABL Agent is unwilling to amend the agreement in accordance with the terms set forth in the Restructuring Term Sheet, the Company believes that a replacement credit facility would be obtained with terms substantially similar to those contemplated by the Restructuring Term Sheet.

The foregoing description of the Restructuring Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by reference to the full text of the Restructuring Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Related Parties

Certain affiliates of the Company are, or may from time to time be, lenders under the Existing Credit Agreement.  Certain lenders under the Existing Credit Agreement hold, or may from time to time hold, equity and debt securities of the Company.  Additionally, one of the lenders under the Existing Credit Agreement, Senator Global Opportunity Master Fund L.P. (“Senator”), is a significant holder of equity and debt of the Company.  One of the Company’s directors, Douglas Silverman, is an employee of Senator and/or one or more of its affiliates.

Cautionary Note Regarding Forward-Looking Statements

This report contains “forward-looking” statements regarding completion of the conditions to closing and the closing of the Restructuring.  All such forward-looking statements are subject to uncertainty and changes in circumstances, and there is no assurance the Restructuring will be consummated. Moreover, no forward-looking statements are guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements.  Factors that could materially affect such forward-looking statements include the failure of the parties to satisfy the conditions to closing or the failure to consummate the Restructuring. All forward-looking statements are made only as of the date of this report, and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.

*****

This Current Report on Form 8-K is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company. Any securities offered in connection with the transactions described herein made in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 will not be or have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Restructuring Agreement, dated as of August 17, 2012, among Aventine Renewable Energy Holdings, Inc., Aventine Renewable Energy, Inc., Aventine Renewable Energy — Aurora West, LLC, Aventine Renewable Energy — Mt Vernon, LLC, Aventine Renewable Energy — Canton, LLC, Aventine Power, LLC, Nebraska Energy, L.L.C., each lender party thereto and each stockholder of the Aventine Renewable Energy Holdings, Inc. party thereto.

99.1	Press Release of Aventine Renewable Energy Holdings, Inc., dated August 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  August 20, 2012

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ Calvin Stewart
	Name:	Calvin Stewart
	Title:	Chief Financial Officer